UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 11, 2008, the Board of Directors of Wolverine World Wide, Inc. ("Wolverine") adopted the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (the "Revised SERP"), the Wolverine World Wide, Inc. Outside Directors' Deferred Compensation Plan for Benefits Accrued Beginning January 1, 2005 (the "Outside Directors' Plan") and an updated form of Executive Severance Agreement.

Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan

          The Revised SERP was adopted to replace the prior Supplemental Executive Retirement Plan (the "Prior SERP") for eligible executives who did not commence benefit distributions from the Prior SERP before December 11, 2008. The primary purpose of the Revised SERP, which replaces the Prior SERP for affected participants, is to provide the same basic level of supplemental retirement benefits as the Prior SERP in a manner that complies with Section 409A of the Internal Revenue Code (the "Code"). In no event will any participant receive benefits under both the Prior SERP and the Revised SERP.

          In addition to legally-required changes to bring the Revised SERP into compliance with Section 409A of the Code, other changes from the Prior SERP include:

•	The actuarial factors for converting between forms of benefit was clarified as the segment interest rate approach applicable to tax-qualified retirement plans under the Code.

•

The death benefit for participants who die before commencing retirement benefits was modified to both permit a surviving spouse to receive annuity payments (rather than a lump sum) and to provide that the benefit commencing following the participant's death will be the monthly amount that the participant would have been entitled to receive at age 55 (or, if later, the actual date of the participant's death), reduced by the segment interest rate for benefit commencement prior to when the participant would have attained age 55.

•

A joint and 75% spousal survivor annuity benefit was added as a distribution option in addition to a life annuity, 5- and 10-year certain annuities, joint and 50% and 100% survivor annuities, and (in limited circumstances) a lump sum.

•	Early distributions may be taken in the event of an unforeseeable financial emergency of the participant.

          The foregoing description of the Revised SERP is qualified in its entirety by the formal plan document, which is attached as Exhibit 10.1 and incorporated into this Current Report by reference.

Outside Directors' Deferred Compensation Plan for Benefits Accrued Beginning January 1, 2005

          Technical changes were made to the Outside Directors' Plan in order to bring it into compliance with Section 409A of the Code. In addition, in order to take advantage of the payment transition rule applicable under Section 409A, the Outside Directors' Plan was revised to permit outside directors to modify their distribution elections to the extent such modification does not (a) cause amounts otherwise payable in 2008 to be paid in a later year, or (b) cause amounts otherwise payable in a later year to become payable in 2008. The foregoing description of the Outside Directors' Plan is qualified in its entirety by the formal plan document, which is attached as Exhibit 10.2 and incorporated into this Current Report by reference.

Executive Severance Agreement

          Technical changes were made to the form of Executive Severance Agreement in order to bring it into compliance with Section 409A of the Code, to clarify certain provisions of the agreement and to adjust the formula used to determine the amount of severance payable to an executive under the agreement so that it does not include amounts paid under the Wolverine World Wide, Inc. Long Term Incentive Plan as compensation to which the two or three times multiplier applies.  The foregoing description of the form of severance agreement is qualified in its entirety by the form of severance agreement, which is attached as Exhibit 10.3 and incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		10.1	409A Supplemental Executive Retirement Plan
		10.2	Outside Directors' Deferred Compensation Plan for Benefits Accrued Beginning January 1, 2005
		10.3	Form of Executive Severance Agreement

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2008	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Kenneth A. Grady
Kenneth A. Grady General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1	409A Supplemental Executive Retirement Plan

10.2	Outside Directors' Deferred Compensation Plan for Benefits Accrued Beginning January 1, 2005

10.3	Form of Executive Severance Agreement